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                                                                    EXHIBIT 23.1

                      [BRIGHTMAN ALMAGOR & CO. LETTERHEAD]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-128042 on Form F-4 of our report dated March 31, 2005 relating to the consolidated financial statements of Elbit Medical Imaging Ltd. and its subsidiaries, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to: (1) the differences between Accounting principles generally accepted in Israel and accounting principles generally accepted in the United States of America; (2) the presentation of the "reported amounts" and "adjusted values"; (3) claims that have been filed against Group companies and for some of those claims petitions have been filed for certification as class actions; and (4) the translation of New Israeli Shekel amounts into U.S. dollar amounts), appearing in the Annual Report on Form 20-F of Elbit Medical Imaging Ltd. for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the joint proxy statement/prospectus, which is a part of this Registration Statement.

/s/ Brightman Almagor & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel-Aviv, Israel
September 22, 2005